Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of our report dated June 27, 2022 related to the March 31, 2022 financial statements of Nordicus Partners Corporation (f/k/a Ekimas Corporation).

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ LIGGETT & WEBB, P.A.
Boynton Beach, Florida
September 19, 2023